Exhibit 23.1

October 8, 2007

United States Securities and Exchange Commission
100 F. Street, N. E.
Washington, D.C. 20549

Re:	Consent to be named in the Form SB-2 Registration Statement, for the registration of 39,012,128 shares of common stock of Jpak Group, Inc.

Ladies and Gentlemen:

We consent to the use in this Registration Statement of Jpak Group, Inc., a Nevada corporation, on Form SB-2 of our report dated October 5, 2007 appearing in this Registration Statement. We also consent to the reference to us under the heading “Experts” in the above referenced Registration Statement.

Sincerely,

/s/ Patrizio & Zhao, LLC

Patrizio & Zhao, LLC
Parsippany, New Jersey